PROMISSORY NOTE

$310,000 (Three Hundred Ten Thousand Dollars)	New York, New York January 31, 2005

           FOR VALUE RECEIVED, the undersigned, PHARMACEUTICAL FORMULATIONS INC. , 460 Plainfield Avenue, Edison, New Jersey 08818, a Delaware corporation (the "Borrower") HEREBYPROMISES TO PAY to the order of ICC INDUSTRIES INC., 460 Park Avenue, New York, New York 10022, a New York corporation (the "Lender") the principal sum of Three Hundred Ten Thousand Dollars ($310,000) on the following dates in the following amounts:

DATE                                          AMOUNT TO BE REPAID
----                                          ------------------

February 1, 2005                              $ 10,000 plus interest
March 1, 2005                                 $ 10,000 plus interest
April 1, 2005                                 $ 10,000 plus interest
May 1, 2005                                   $ 10,000 plus interest
June 1, 2005                                  $ 10,000 plus interest
July 1, 2005                                  $ 10,000 plus interest
August 1, 2005                                $ 10,000 plus interest
September 1, 2005                             $ 10,000 plus interest
October 1, 2005                               $ 10,000 plus interest
November 1, 2005                              $ 10,000 plus interest
December 1, 2005                              $ 10,000 plus interest
January 1, 2006                               $ 10,000 plus interest
January 31, 2006                              $190,000 plus interest

           Interest on the balance from time to time outstanding shall accrue at the rate of 4.5% per annum based upon the base rate of Brown Brothers Harriman & Co. (the “Based Rate”). In the event of an increase or decrease in the Base Rate, then the rate of interest hereunder shall be automatically increased or decreased to the same extent and on the same day as any increase or decrease in the Base Rate. Post-maturity or post-demand (as the case may be) interest shall accrue and be payable at 120% of the rate payable on the due date or demand, computed from said date to the date of actual payment.

          Both principal and interest are payable in lawful money of the United States of America to the Lender at 460 Park Avenue, New York, New York 10022, not later than 12:00 noon (New York City time) on the day when due in same day funds, or at such other address as the holder hereof may direct. Whenever any payment shall be stated to be due on a Saturday, Sunday or a public or bank holiday or the equivalent for banks generally under the laws of the State of New York (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

          In the event of any default in connection with any payment under the aforementioned payment schedule, all remaining unpaid amounts shall immediately become due and payable on demand.

          This Note is secured by a Security Interest granted by Borrower to Lender covering all of Lender's assets, and reflected by a UCC-1 which has been filed with the state of New Jersey and county of Middlesex.

          This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein (without giving effect to any principles of conflicts of law).

          The Borrower unconditionally and irrevocably agrees that any legal action, suit or proceeding against it with respect to its obligations or liabilities hereunder or arising out of or in connection with this Note or the transactions contemplated hereby for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States Federal Court for the Southern District of New York or in the courts of the State of New York, as the holder hereof may elect.

PHARMACEUTICAL FORMULATIONS, INC. By: /s/ James C. Ingram Name: James C. Ingram Title: Chief Executive Officer